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                                                                      EXHIBIT 15

December 20, 2002

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

Commissioners:

     We are aware that our reports dated May 15, 2002, August 8, 2002 and November 13, 2002 on our reviews of interim financial information of FirstEnergy Corp. (the "Company") as of and for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated December 20, 2002.

                                         Very truly yours,

                                         PricewaterhouseCoopers LLP